UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15 (d) of the
                       Securities and Exchange Act of 1934


Date of Report (Date of earliest event reported):      August 18, 2003

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                              CAL-MAINE FOODS, INC.
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             (Exact name of Registrant as specified in its charter)

      Delaware                              000-04892                64-0500378
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(State or other jurisdiction of      (Commission File Number)      (IRS Employer
      incorporation)                                              Identification
                                                                       Number)


3320 Woodrow Wilson Avenue,  Jackson, MS                              39207
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(Address of principal executive offices)                            (Zip Code)


Registrant's telephone number, including area code:   (601) 948-6813
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Item 5. Other Events and Required FD Disclosure.

     On August 18, 2003, Cal-Maine Foods, Inc., announced that its Board of Directors, at a special meeting held on August 16, 2003, unanimously approved a 1 for 2,500 reverse stock split of its common stock in order to effect taking Cal-Maine Foods, Inc. private. As part of the proposed reverse stock split, in lieu of fractional shares, shareholders owning less than 2,500 shares of common stock would receive cash in the amount of $7.35 for each share of common stock held prior to the reverse split. The effectuation of the reverse stock split is subject to certain conditions, including approval by the Company's shareholders. A copy of the press release issued by Cal-Maine Foods, Inc. on August 18, 2003, is filed as an exhibit herewith.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits. (c) Exhibits

The following exhibit is filed herewith:

Exhibit No.       Document
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    99            Press release issued by the Registrant on August 18, 2003.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                CAL-MAINE FOODS, INC.
                                (Registrant)

Date:    August 18, 2003        By: /s/ Bobby J. Raines
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                                    Bobby J. Raines
                                    Vice President, Chief Financial
                                    Officer, Treasurer and Secretary

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